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                                                                    EXHIBIT 10.2


                           THE TORONTO-DOMINION BANK

                             1993 STOCK OPTION PLAN

1. PURPOSE

The purpose of The Toronto-Dominion Bank 1993 Stock Option Plan is to provide selected management employees of The Toronto-Dominion Bank an opportunity to benefit from the appreciation in the value of the common shares of The Toronto-Dominion Bank, thus linking participating employees' interests with those of the shareholders, promoting share ownership by participating employees, motivating and rewarding performance that is consistent with the Bank's long-term performance objectives and assisting with long-term retention of key employees.

2. DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Article:

(a) Agreement: The written agreement between the Bank and each Participant governing each Award, as described in Section 7 hereof.

(b) Approval Date: The date of approval of the Plan by the shareholders of the Bank.

(c) Award: A grant of Options as determined from time to time by the Board or the Committee and set out in an Agreement.

(d)  Bank:  The Toronto-Dominion Bank.

(e)  Board:  The Board of Directors of the Bank.

(f) Committee: The Toronto-Dominion Bank Management Resources and Compensation Advisory Committee or such other committee or persons designated by the Board for the purpose of administering the Plan.

(g) Exercise Price: The exercise price of an Option, as determined in accordance with paragraph 6(a).

(h)  Option:  An option to purchase Shares granted under the Plan.

(i) Participant: An employee of the Bank or a Subsidiary who has been selected by the Committee to receive an Award under the Plan.

(j) Plan: The Toronto-Dominion Bank 1993 Stock Option Plan as set forth herein, as from time to time amended.

(k) Regulation: Rules and regulations established by the Board or the Committee with respect to the implementation and administration of the Plan.
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(l)  Shares:  The common shares of the Bank.

(m) Subsidiary: A subsidiary of the Bank within the meaning of the Bank Act (Canada).

(n) Termination Date: With respect to each Option, a date fixed by the Committee; provided that such date shall not be later than the tenth anniversary of its date of grant.

3.   ELIGIBILITY

All management employees of the Bank and its Subsidiaries are eligible to be granted Awards. The Committee shall, subject to the Regulations and in its sole discretion, establish procedures to select those employees of the Bank and its Subsidiaries to be granted Awards from time to time and the number of Options covered by any Award.

4.   ADMINISTRATION

(a) The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe Regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

(b) The Committee may appoint the Chairman, President or the senior officer of the Bank responsible for human resources to act on its behalf and in accordance with its determinations to administer the Plan and implement its decisions.

(c) Subject to the provisions of the Plan, the Regulations and to any relevant resolutions of the Board, the Committee shall, in its discretion, determine which employees shall be granted Options and the terms and conditions of Options.

(d) All decisions made, or actions taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan or any related resolution of the Board or Regulations established with respect to the Plan shall be final and conclusive.

(e) The Committee shall make such Regulations and establish such terms, conditions and limitations with respect to the grant of Options including, without limitation, determining the number of Options to be granted, employees to be eligible and otherwise, as may be necessary or desirable in order to ensure that the Plan achieves its objectives in compliance with all laws applicable to the Plan, grants of Options and employees participating in the Plan. In particular, the Committee may make such Regulations and establish such terms, conditions and limitations in relation to the grant of any Award to any Employee who is not a resident of Canada as it determines to be necessary or advisable having regard to any securities, tax or other laws or regulations which may be applicable to the Bank, any Subsidiary or such employee in connection with the grant of an Award or the Shares to be delivered upon the exercise thereof.

5.   OPTION GRANT LIMITATIONS

The total number of Shares available for grants of Options shall be 20 million, subject to adjustment in accordance with Section 11 of the Plan. These Shares may be authorized but
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unissued Shares or issued and outstanding Shares available for delivery to the
Participant upon exercise of an Option and may be Shares reserved for or related to an Award previously granted to the extent the Award, or a portion thereof, has expired, been forfeited or terminated or been canceled for any reason without having been exercised in full. The aggregate number of shares reserved for issuance under Options granted to any single Participant shall not exceed 5% of the total number of issued and outstanding Shares.

6.   TERMS OF OPTIONS

Awards of Options shall be subject to such terms and conditions which the Committee shall establish, including the following:

(a) Exercise Price: The Exercise Price for each Option granted shall be the closing price of the Shares on The Toronto Stock Exchange on the last date on which Shares were traded on such Exchange before the date the Option was granted.

(b) Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part; provided, however, that no Option shall be exercisable later than its Termination Date. The Committee may amend an Option to accelerate the date after which such Option may be exercised in whole or in part. An Option which has not been exercised on or prior to its Termination Date shall be canceled.

(c) Manner of Exercise and Payment: Options may be exercised in whole or in part by delivery of a written notice of exercise to the Bank in accordance with any applicable Regulation specifying the number of Shares to be purchased and payment of the full Exercise Price of the Shares being purchased pursuant to the Option.

7.   AWARD AGREEMENTS

All Awards shall be evidenced by written agreements executed by the Bank and each Participant. Such Agreements shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe.

8.   NONTRANSFERABILITY OF OPTIONS

Each Option shall, during the Participant's lifetime, be exercisable only by the Participant, and the Option and any rights thereunder shall not be transferable otherwise than by will and the laws of succession, and shall not be subject to attachment, execution or other similar process; provided, however, that to the extent permitted by applicable law, with respect to any Option, a Participant may designate a beneficiary pursuant to procedures which may be established by the Committee. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Bank may terminate the Option by notice to the Participant and the Option shall thereupon be canceled.

9.   TERMINATION OF OPTIONS
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(a)  At termination of employment of a Participant with the Bank and any
     Subsidiary as a result of resignation or for cause, all outstanding Options granted to that Participant shall be forfeited immediately upon termination.

(b) If a Participant is terminated without cause, any outstanding Options granted to that Participant which are exercisable at the date of such termination of employment and which become exercisable in the 60 days following termination may be exercised at any time on or before the expiration of such 60-day period. After that time all unexercised Options and all Options not yet exercisable will be forfeited by the terminated Participant.

(c) Upon retirement from the Bank and any Subsidiary in accordance with the retirement policy of the Bank and its Subsidiaries, all Options granted to a retired Participant will remain outstanding and will become exercisable in accordance with their terms provided, however, that no Options granted in any Award exercisable by a retired Participant may be exercised later than 3 years after all of the Options in such Award become exercisable.

(d) Upon the death or permanent disability (determined in accordance with the applicable policies of the Bank or the Subsidiary employing the Participant at the relevant time) of a Participant, all Options will become immediately exercisable at the date of death or permanent disability provided, however, that all Options then exercisable shall only be exercisable during the period of one year following such date.

(e)  Notwithstanding the foregoing,

     (i) no Option may be exercised later than 10 years after the date upon which it was granted; and

     (ii) the Committee has the discretion and authority (A) to amend the exercise terms of Options granted to any person whose employment by the Bank and its Subsidiaries has ceased for any reason, including by accelerating the exercise dates of such Options; and (B) to cancel any Options granted to any such person who is determined by the Committee to be engaged in activities which are competitive with those of the Bank or its Subsidiaries. For greater certainty, no damages shall be recoverable by a Participant and no compensation shall be paid to a Participant with respect to any amendments or cancellations of Options by the Committee or with respect to any rights or benefits the Participant would otherwise have been entitled to under this Plan.

10.  WITHHOLDING TAXES

The Bank may require a Participant to pay to the Bank the amount that the Bank deems necessary to satisfy its obligation to withhold federal, provincial, state or local income or other taxes arising in respect of the grant of Options or their exercise. Such amount may be satisfied by the withholding by the Bank of Shares which would otherwise be delivered upon the exercise of an Option.

11.  ADJUSTMENTS
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If the Bank shall declare a dividend payable in, or shall subdivide or combine, its Shares, is involved in a recapitalization or reorganization, or if any other event shall occur, which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options including by adjusting the number of Shares under option in any Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Participants' rights substantially proportionate to the rights existing prior to such event and, to the extent that such action shall include an increase or decrease in the number of Options and/or Shares subject to outstanding Options, the number of Options and/or Shares available under Article 5 above may be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any such adjustments shall be conclusive and binding upon each Participant. The exercise by the Committee of its authority under this Article is subject to the approval of the Board as and when required by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

12.  AMENDMENT AND TERMINATION OF THE PLAN

(a) The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, subject to applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges; provided, however, that no such amendment shall be implemented without approval of the shareholders if such approval is required by any regulatory authorities or stock exchanges.

(b) Subject to Section 9 hereof, no amendment, suspension or termination of the Plan shall, without each Participant's consent, impair any of the rights or obligations under any Option theretofore granted to a Participant under the Plan.

13.  GOVERNMENT AND OTHER REGULATIONS

The obligation of the Bank to deliver Shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by regulatory authorities and any stock exchanges on which Shares are traded.

14.  PLAN DOES NOT CONFER EMPLOYMENT OR SHAREHOLDER RIGHTS

The right of the Bank to terminate at will (whether by dismissal, discharge or otherwise) any Participant's employment with it at any time is specifically reserved. Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any rights of a shareholder with respect to the Shares subject to each Option granted, except to the extent that, and until, such Shares shall have been delivered upon the exercise of each such Option.

15.  CHANGE IN CONTROL

Notwithstanding any provision of the Plan to the contrary, in the event a Change in Control (as defined below) of the Bank shall occur, the following provisions shall be applicable:
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(a)  Upon the occurrence of a Change in Control, all Options not exercisable at the date of such occurrence shall, immediately and without notice to Participants, be exercisable in full.

(b) Upon the exercise of any Option following the occurrence of a Change in Control, certificates for Shares issued or to be delivered pursuant to such exercise shall be delivered directly to the Participant exercising the Option and registered in the name of the Participant, subject to any arrangements to the contrary required with respect to any loans made by the Participant from the Bank in connection with such exercise.

(c) For purposes of this section "Change in Control" shall mean and occur when (A) ten percent or more of the value of the assets (which value shall be determined as of the date of the audited financial statements of the Bank most recently published prior to the date of transfer) or the Shares of the Bank are about to be transferred or have been transferred because of any taking, seizure, or defeasance as a result of, or in connection with (i) nationalization, expropriation, confiscation, coercion, force or duress or other similar action or (ii) the imposition of a confiscatory tax, assessment or other governmental charge or levy; or (B) any person acquires a significant interest in the Shares of the Bank, as determined under the Bank Act (Canada).

16.  SHAREHOLDER APPROVAL AND EFFECTIVE DATES

The Plan shall become effective when it is adopted by the Board. However, if
(a) the Plan is not approved by the affirmative vote of the holders of a majority of the common shares present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Bank to be held on January 27, 1993 (the "Approval Date") or at any adjournment thereof or (b) the necessary regulatory and stock exchange approvals are not obtained within one year after the date the Plan is adopted by the Board, the Plan and all Options shall terminate.

17.  APPLICABLE LAW

This Plan and each Agreement shall be construed in accordance with the laws applicable in the Province of Ontario, Canada and the parties shall agree that they shall attorn to the jurisdiction of the Ontario Court of Justice or any successors thereto with respect to any and all actions brought hereunder or thereunder.


March 31, 1994